SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2)
[x ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                      Furniture Brands International, Inc.
--------------------------------------------------------------------------------
                    (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

     -----------------------------------------

       2)  Form, Schedule or Registration statement No.:

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       3)  Filing Party:

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       4)  Date Filed:

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








                                FURNITURE BRANDS
                               INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Furniture Brands International, Inc. will hold the annual meeting of its stockholders at 10:00 a.m. on Thursday, April 25, 2002, at the executive offices of Furniture Brands International, Inc., 101 South Hanley Road, 19th Floor, St. Louis, Missouri. The meeting will be held for the following purposes:

     I.   to elect seven directors;

     II. to consider and act upon a proposal to further amend the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to two hundred million from one hundred million;


     III. to consider and act upon a proposal to further amend the Furniture Brands International, Inc. 1999 Long-Term Incentive Plan to increase the number of shares reserved for issuance; and

     IV. to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 1, 2002, will be entitled to receive notice of and to vote during the 2002 annual meeting and during any adjournment or adjournments thereof.

                                           By order of the Board of Directors,

                                       /s/ Lynn Chipperfield

                                           Lynn Chipperfield,
                                           Senior Vice-President, Secretary
                                           and Chief Administrative Officer


St. Louis, Missouri, March 15, 2002.



                                    IMPORTANT

              Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy form, and return it PROMPTLY in the enclosed envelope, which requires no postage if mailed in the United States.

                                 PROXY STATEMENT

     Furniture Brands International, Inc. ("Company"), 101 South Hanley Road, St. Louis, Missouri 63105 is furnishing this proxy statement in connection with the solicitation of proxies on behalf of the Board of Directors ("Board") of the Company for use during the 2002 annual meeting of stockholders and at any adjournments thereof. The meeting will be held for the purposes set forth in the accompanying notice of annual meeting of stockholders. The Company expects to mail the notice of meeting, this proxy statement and the form of proxy to stockholders on or about March 15, 2002. With this proxy statement, the Company is mailing to all registered stockholders a copy of the Company's Annual Report containing financial statements for the year ended December 31, 2001.

Who May Vote

     Stockholders of record at the close of business on March 1, 2002 ("record date") are entitled to vote during the 2002 annual meeting and may cast one vote for each share of the Company's common stock ("Common Stock") held on the record date on each matter that may properly come before the meeting. On the record date there were 55,385,158 shares of Common Stock issued and outstanding.


How You May Vote

     You may vote in person by attending the meeting or by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed proxy form and then follow the instructions on the form. Shares represented by proxy will be voted as directed on the proxy form and, if no direction is given, will be voted as follows:

     1.   FOR all the persons  nominated by the Board as  directors;

     2. FOR the further amendment of the Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock to two hundred million from one hundred million;


     3. FOR the further amendment of the 1999 Long-Term Incentive Plan to increase the number of shares reserved for issuance; and

     4. In the best judgment of the persons named in the proxies on such other matters that may properly come before the meeting.

Vote Required

     The holders of a majority of the issued and outstanding shares of Common Stock must be present or represented at the meeting for there to be a quorum for the conduct of business. If a quorum is present and/or represented at the meeting, then the seven nominees for director who receive the highest numbers of votes of the votes cast will be elected. A majority of the votes cast will be required to further amend the Restated Certificate of Incorporation, to further amend the 1999 Long-Term Incentive Plan and to take action on such other matters as may properly come before the meeting. Shares represented by proxies which are marked "withhold" as applied to voting for directors or "abstain" as to further amendment of the Restated Certificate of Incorporation, the further amendment of the 1999 Long-Term Incentive Plan and the denial of the discretionary authority on any other matters will be counted as shares present for purposes of determining the presence of a quorum. Such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters.

How You May Change Your Vote

     Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by written notice to the Secretary of the Company.

Solicitation of Proxies

     The Company will bear the cost of the solicitation, which will consist primarily of printing, postage and handling, including the expenses of brokers, nominees and other fiduciaries in forwarding proxy materials to beneficial owners. Directors, officers and other employees of the Company may also solicit proxies personally or by telephone. In addition, the Company has engaged Morrow & Co. to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $7,000 plus out-of-pocket expenses.

Security Ownership

     Table 1 below sets forth information regarding the only firms that have reported beneficial ownership, including sole voting and investment power except as otherwise indicated, of more than 5% of the Common Stock, as of December 31, 2001.

                                                       TABLE 1

                                                                              Shares
                                                                           Beneficially                 Percent of
Name and Address                                    Class of Stock           Owned (a)                   Class (a)
-------------------------------------------------- ----------------- -------------------------- ----------------------------

Neuberger Berman Inc. (b)                               Common               5,996,500                     11.0%
  605 Third Avenue
  New York, NY  10158

Furnishings International, Inc. (c)                     Common               4,000,000                     7.3%
Lifestyle Furnishings International, Ltd.
  4000 Lifestyle Court
  High Point, NC  27265

FMR Corp (d)                                            Common               3,096,040                     5.7%
  82 Devonshire Street
  Boston, MA  02109
----------------


(a) Shares beneficially owned, above and below, are as defined by Securities and Exchange Commission ("SEC") Rule 13d-3 which provides in part that persons are deemed the beneficial owners of securities if they have or share the power to vote or dispose of the securities or if they have the right to acquire the securities within the next sixty days. Accordingly, included, above and below, in shares beneficially owned are shares of Common Stock that may be purchased upon exercise of exercisable stock options, and such shares as may be so purchased were deemed to be issued and outstanding for purposes of calculating percentages of issued and outstanding shares.

(b) Sole voting power as to 598,300 shares, shared voting power as to 5,395,400 shares and shared investment power as to 5,996,500 shares.

(c)  Shared voting and investment power as to 4,000,000 shares.

(d) Sole voting power as to 1,043,650 shares and sole investment power as to 3,096,040 shares.

--------------------

     Table 2 below sets forth information regarding the beneficial ownership of Common Stock by directors, nominees for directors, executive officers named in the Summary Compensation Table below ("Named Executive Officers"), and all directors and executive officers as a group (17 persons) as of January 31, 2002. Except as noted below, all such persons possessed sole voting and investment power with respect to the shares listed. An asterisk (*) in the column listing the percentage of class indicates that the person beneficially owned less than 1% of the Common Stock as of January 31, 2002.

                                                       TABLE 2


Directors, Nominees                                                   Shares
For Directors and                             Class of             Beneficially                Percent of
Named Executive Officers                       Stock             Owned, (a)(b)(c)                 Class
--------------------------------------- --------------------- ------------------------ ----------------------------

K. B. Bell                                     Common                           5,613               *

D. R. Burgette                                 Common                         153,026               *

J. T. Foy                                      Common                         170,388               *

W. G. Holliman                                 Common                         619,000             1.1%

D. P. Howard                                   Common                         176,150               *

B. A. Karsh                                    Common                          20,613               *

D. E. Lasater                                  Common                          10,884               *

L. M. Liberman                                 Common                          30,441               *

R. B. Loynd                                    Common                         143,989               *

C. J. Pfaff                                    Common                         177,475               *

M. Portera                                     Common                           4,404               *

A. E. Suter                                    Common                          10,613               *


---------------------------------------
Directors and
   Executive Officers
   as a Group
   (17 persons)                                Common                    1,714,904(d)             3.0%
-----------------

(a)  The shares listed as beneficially  owned by Mr. Burgette  consist of 10,626 shares and exercisable stock options to purchase 142,400 additional shares;
     the shares listed as beneficially owned by Mr. Foy consist of 16,213 shares and exercisable stock options to purchase 154,175  additional  shares;  the shares  listed as  beneficially  owned by Mr.  Holliman  consist  of 79,000 shares and exercisable stock options to purchase 540,000 additional shares;
     the shares listed as  beneficially  owned by Mr.  Howard  consist of 19,000 shares and exercisable stock options to purchase 157,150 additional shares;
     the shares listed as  beneficially  owned by Mr.  Liberman  include  11,328 shares owned in trust; the shares listed as beneficially owned by Mr. Pfaff consist of 13,000 shares and exercisable  stock options to purchase 164,475 additional shares.

(b) 5,613 shares held by each of Ms. Bell and Messrs. Karsh, Lasater, Liberman and Suter, 4,404 shares held by Dr. Portera and 2,589 shares held by Mr.
     Loynd are shares of  restricted  stock  issued  pursuant  to the  Company's
     Restricted Stock Plan for Outside Directors.

(c) 10,000 shares held by each of Messrs. Burgette, Foy and Pfaff and 7,500 shares held by Mr. Howard are shares of restricted stock issued pursuant to the Company's 1999 Long-Term Incentive Plan.

(d) The shares listed as beneficially owned by directors and executive officers as a group consist of 390,929 shares (of which 92,391 are restricted shares) and exercisable stock options to purchase 1,323,975 additional shares.



I.   Election Of Directors

Nominees

     Seven directors are to be elected during the 2002 annual meeting to serve, subject to their earlier death, resignation or removal, for terms of one year ending at the 2003 annual meeting or until their successors are elected and qualify. Certain information regarding the seven nominees is presented below. Should any nominee become unable or unwilling to serve, an event not anticipated to occur, proxies (except proxies marked to the contrary) will be voted for another person designated by the Board unless the Board shall have reduced the number of directors to be elected.

                                                            Company
Name, Age, Principal Occupation                             Director
or Position, Other Directorships                             Since
-----------------------------------------------------------------------

Katherine Button Bell, 43                                   1997
    Vice President and Chief
       Marketing Officer of Emerson Electric Co., a manufacturer of electrical, electromechanical and electronic products and systems

Wilbert G. Holliman, 64                                     1996
    Chairman of the Board, President and
      Chief Executive Officer of the Company
    Director of BancorpSouth, Inc.

Bruce A. Karsh, 46                                          1992
    President and Principal of Oaktree Capital
       Management, LLC, an investment management firm
    Director of Littelfuse, Inc.

Donald E. Lasater, 76                                       1970
    Retired, formerly Chairman of the Board
       and Chief Executive Officer of
       Mercantile Bancorporation, Inc., a bank
       holding company

Lee M. Liberman, 80                                         1985
    Chairman Emeritus and currently a consultant to Laclede Gas Company, a gas public utility, of which he was formerly Chairman of the Board and Chief Executive Officer
    Director of CPI Corporation, D.T. Industries,
       Inc. and Falcon Products Company

Richard B. Loynd, 74                                        1987
    Former Chairman of the Board and
       currently Chairman of the Executive
       Committee of the Board
    Director of Emerson Electric Co. and Joy Global Inc.

Albert E. Suter, 66                                         1997
    Senior Advisor and Retired Vice Chairman and
       Chief Operating Officer of Emerson Electric Co., a manufacturer of electrical, electromechanical and electronic products and systems

     Each of the director nominees has held the same position or other executive positions with the same employer during the past five years except Ms. Bell who has been associated with Emerson Electric Co. since 1999 and prior thereto was President and owner of Button Brand Development, Inc., a marketing consulting company.


Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely on a review of the copies of forms received by it and on written representations from certain reporting persons, the Company believes that during 2001, all Section 16(a) filing requirements applicable to its directors and officers were complied with, with the exception of Bruce Karsh who inadvertently filed one late report of one transaction involving a stock sale.

Compensation and Organization of Board of Directors

     There were five meetings of the Board during the year ended December 31, 2001, and all nominees who were directors during 2001 were present for at least 75% of the meetings of the Board and committees of the Board on which they served, except Bruce Karsh. Each director who is not an employee of the Company or of a subsidiary of the Company is paid a monthly fee of $2,000 and a fee of $1,000 plus expenses for each meeting of the Board attended, plus an annual award of restricted shares of Common Stock with a market value on the date of the award of $30,000. Such restricted stock does not vest and cannot be sold until the director's retirement or earlier death or disability. There is also a one year vesting period in the event of resignation for a reason other than retirement, death or disability. In addition, for attending a meeting of a committee of the Board each is paid a fee of $700 plus expenses if the director is a member of the committee, or $950 plus expenses if the director is the Chairman of the committee. Such fees are not paid to directors who are employees of the Company or a subsidiary of the Company.

     In addition, the Company has a retirement plan for non-employee directors. Under the plan, a director who is not an employee of the Company or of a subsidiary of the Company and who has reached age 62 or older and has served as a director for at least five years will, after termination of service as a director, receive for life a percentage of the monthly fee for directors in effect at the time of termination of service. Currently, only Messrs. Lasater and Liberman will qualify for benefits under this plan, and after termination of service as a director each will receive for life 100% of the monthly fee for directors in effect at the time of termination of service. Participation in and benefits under the plan have been frozen and there will be no further vesting or new participants added.

     The Board has a number of standing committees, including an Executive Committee, an Audit Committee and an Executive Compensation and Stock Option Committee.

     The Executive Committee, which currently consists of Mr. Loynd, Chairman, Mr. Holliman, Mr. Lasater and Mr. Suter met three times during the year ended December 31, 2001. Among its duties the Executive Committee serves as the Nominating Committee of the Board of Directors. The Committee will consider nominees recommended by stockholders if the nomination is submitted to the Secretary of the Company with appropriate supporting materials.

     The Audit Committee, which consists of four independent directors (Mr. Liberman, Chairman, Ms. Bell, Mr. Karsh and Dr. Portera) met four times during the year ended December 31, 2001. The Committee recommends the selection and retention of independent accountants; reviews auditing and financial accounting and reporting matters, the adequacy of internal accounting controls and asset security, audit fees and expenses, and compliance with the code of corporate conduct; and counsels regarding auditing and financial accounting and reporting matters.

     The Executive Compensation and Stock Option Committee, which currently consists of Mr. Suter, Chairman, and Messrs. Karsh, Lasater and Liberman, met three times during the year ended December 31, 2001. The Committee reviews and approves compensation of officers and directors; administers supplementary retirement, performance incentive and stock option plans; and counsels regarding compensation of other key employees, management development and succession, and major personnel matters.

Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee operates under a written charter adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by Independence Standards Board Standard No. 1.

     The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Audit Fees

          Fees for the calendar year 2001 audit and the review of Forms 10-Q are $657,500.

     Financial Information Systems Design and Implementation Fees

          Aggregate fees billed for services related to financial information systems design and implementation by KPMG LLP for the year ended December 31, 2001 are $135,000.

     All Other Fees

          Aggregate fees billed for all other services rendered by KPMG LLP for the year ended December 31, 2001 are $538,080.

     The Audit Committee has considered whether the provision for services covered by fees other than audit fees is compatible with maintaining the principal accountant's independence.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee also evaluated and recommended to the Board the reappointment of the Company's independent auditors for calendar year 2002.

     Submitted by the Audit Committee of the Furniture Brands International Board of Directors

         Lee M. Liberman, Chairman          Dr. Malcom Portera
         Bruce A. Karsh                     Katherine Button Bell

Executive Compensation

     The following table shows compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company other than the Chief Executive Officer who were serving at December 31, 2001.


                           SUMMARY COMPENSATION TABLE

                                         -------------------------------- ---------------------------------
                                               Annual Compensation             Long-Term Compensation
                                         -------------------------------- ---------------------------------
                                                                                       Awards
                                                                          ---------------------------------
                                                                                             Securities           All
                                                                            Restricted       Underlying          Other
           Name and                          Salary           Bonus        Stock Awards        Options       Compensation
           Position              Year           $               $              $(a)               #              $(b)
------------------------------- -------- ---------------- --------------- ---------------- ---------------- ----------------

Wilbert G. Holliman              2001            925,000         474,562                0           65,000           88,534
 Chairman of the Board,          2000            925,000         556,980                0          165,000           88,434
 President and Chief             1999            925,000         665,047        1,181,250          150,000           88,434
 Executive Officer (c)

Dennis R. Burgette               2001            334,594         146,469                0           59,200           27,716
 President, Broyhill             2000            313,245         188,200                0           33,000           29,443
 Furniture Industries, Inc. (d)  1999            294,340         210,756          141,750           48,000          117,682
  Industries, Inc. (d)

John T. Foy                      2001            250,000         311,819                0           57,400           20,490
 President, Lane Furniture       2000            239,200         348,254                0           38,000           20,490
 Industries,  Inc. (d)           1999            214,500         353,238          141,750           48,000           20,490

David P. Howard                  2001            305,712         105,601                0           50,000            5,474
 Vice President, Treasurer       2000            292,547         146,961                0           24,800            5,374
 and Chief Financial Officer(d)  1999            279,931         175,319          106,313           36,000            5,374

Christian J. Pfaff               2001            348,833         133,073                0           71,000           20,388
 President, Thomasville          2000            322,917         183,000                0           38,000           20,388
 Furniture Industries, Inc. (d)  1999            298,750         262,500          141,750           48,000           20,288

--------------

(a)  Based on the $23.625 per share closing price of the Common Stock on the New
     York Stock Exchange on January 29, 1999, the date of grant. At December 31,
     2001,  Messrs.  Holliman,  Burgette,  Foy, Howard and Pfaff held a total of
     50,000,  6,000,  6,000,  4,500 and 6,000  shares,  respectively,  having an aggregate value of $1,601,000,  $192,120,  $192,120,  $144,090 and $192,120
     respectively.

(b) Amounts shown for 2001 consist of the following: annual contribution to the Broyhill Furniture Industries, Inc. Profit Sharing Retirement Plan for Mr.
     Burgette $3,681; "split dollar" life insurance premiums, substantial percentages of which will be recovered at age 65 or death of the executive, for Messrs. Holliman, Burgette, Foy, Howard and Pfaff of $88,334, $23,935,
     $20,390, $5,274 and $20,188, respectively; a matching contribution of $100 to a 401(k) savings plan for Messrs. Burgette and Foy and of $200 for Messrs. Holliman, Howard and Pfaff.

(c) Mr. Holliman has an employment agreement with the Company for a term of two years beginning on January 1, 2002 at an annual salary of $925,000 per year with an annual target incentive bonus of 100% of base salary under the Furniture Brands Executive Incentive Plan. Mr. Holliman will also receive an award of additional split-dollar insurance. Mr. Holliman has the option, subject to approval of the Board of Directors, to extend for additional one-year terms. At age 65 and upon his retirement, he will be entitled to a bonus payment of $1,000,000 per year for three years.


(d)  Mr. Howard has an employment agreement with Furniture Brands International,
     Inc. beginning on August 1, 1996; Mr. Foy has an employment  agreement with
     Lane Furniture Industries,  Inc. beginning on April 29, 1997; Mr. Pfaff has
     an  employment  agreement  with  Thomasville  Furniture  Industries,   Inc.
     beginning on January 28, 1998; and Mr. Burgette has an employment agreement with Broyhill  Furniture  Industries,  Inc.,  beginning on January 1, 1999.
     Each of these  agreements  is for one year from the date each is terminated other than for cause or as the result of death or disability. Each shall be entitled to receive his annual base salary on the date of  termination  and an amount  equal to his average  annual  bonus for the three years prior to termination.


-----------------

Executive Compensation and Stock Option Committee
Report on Executive Compensation

     Among its responsibilities, the Executive Compensation and Stock Option Committee of the Furniture Brands International Board of Directors has oversight over the Company's executive compensation programs and reviews and approves the compensation of the executive officers of the Company and the officers of its primary operating companies. We also administer the Company's long-term incentive program. The Committee consists entirely of independent, non-employee directors.

Our Compensation Philosophy

     In our deliberations, we are guided by certain fundamental considerations, including the need to attract and retain talented key executives, the need to provide both short- and long-term incentives to focus executive performance on the achievement of company objectives, and the need to provide compensation opportunities that align executive compensation with the interests of the stockholders. Thus, compensation packages for senior executives are structured in accordance with three principles:

     Total compensation will be targeted at the 75th percentile when benchmarked against comparable positions in industry and when computed based on above-average performance;

     Future base salary increases will be modest (in the 3.5% to 4.0% range) in the near term; and

     Any additional compensation required to achieve the 75th percentile will be accounted for through the addition of long-term incentive opportunities.

Proposals Approved by Stockholders

     In furtherance of these objectives, at the 1999 Annual Meeting of Stockholders and at our request the stockholders approved the 1999 Long-Term
Incentive Plan and an amendment to the Furniture Brands Executive Incentive Plan. The Plan and the amendment to the Executive Incentive Plan enabled the Committee to accomplish two purposes: (1) to tie a larger percentage of senior executives' cash compensation to company performance, and (2) to tie an increasing amount of senior executives' total compensation to the market price of the Company's common stock. We believe these changes will enable us to continue to focus senior executives on stockholder return and will more closely align the interests of the executives with your interests.

Employment Agreement with Mr. Holliman

     On October 1, 1996, upon his assuming the duties of President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Holliman for the period October 1, 1996 through September 30, 1999. In January 1999, the Committee approved a new employment agreement with Mr. Holliman which provides for Mr. Holliman's continued employment through December 31, 2001, with the option (subject to Board approval) to extend for additional one year terms upon notice given not less than 15 months prior to the then-expiring term. On September 28, 2001, Mr. Holliman gave notice of his desire to extend that term until December 31, 2003, and the Board has approved that extension.

Base Salaries for 2001

     Early in 2001 we reviewed base salaries for all Named Executive Officers, including Mr. Holliman. Mr. Holliman's base salary remained at $925,000 in accordance with the terms of his employment agreement. The increase in annual salary rates for all other Named Executive Officers as a group were based on recommendations of Mr. Holliman and were designed to adjust for inflation. We make compensation decisions based on an analysis of the Company's performance, an evaluation of comparative compensation information, and an evaluation of the performance of executive officers. The Company's performance is evaluated on the basis of criteria such as return on shareholder's equity, return on assets and increase in earnings per share.

Bonus Compensation for 2001

     Existing annual incentive plans for key personnel (including Mr. Holliman and other Named Executive Officers) were continued in effect during 2001. Those plans utilized sales and earnings as objectives, with earnings generally weighted more heavily. Under the provisions of the plan applicable in 2001 to key personnel based at the corporate offices (including Mr. Holliman), plan participants could earn a bonus equal to percentages of their base salaries depending totally upon the Company's degree of achievement against budgeted objectives (sales and net earnings). Mr. Holliman's target bonus percentage was 80%. Target percentages were payable when objectives were met; lower or greater percentages (to a maximum of 125% of target and a minimum of 35% of target) were payable for degrees of achievement below or above budgeted objectives.

     For 2001, Mr. Holliman earned a bonus of $474,562 under the Furniture Brands Executive Incentive Plan. That bonus was based on 80% of his base salary ($925,000) multiplied by the percentage of achievement against target objectives (84.93% on sales and 57.19% achievement on net earnings, for a blended rate of 64.13%).

Long-Term Incentive Awards in 2001

     We believe management ownership of a significant equity interest in the Company is a major incentive in building stockholder value and aligning the long-term interests of management with those of the stockholders. With this in mind in 1999 we implemented the 1999 Long-Term Incentive Plan. This Plan enables us to tie an increasing amount of senior executives' total compensation to the market price of the Company's common stock, and to more closely align the interests of the executives with your interests.

     With the assistance of our executive compensation consultants at Towers Perrin, we have structured a program of awards of long-term incentives. Subject to the discretion of the Committee, this program calls for the following types of awards:

     Awards of Restricted Stock with a restriction period to end after three years with respect to one-third of the award, four years with respect to the second one-third, and five years with respect to the final one-third. These awards will only be granted to executive officers at Furniture Brands International and the Chief Executive Officers of the primary operating companies (currently eight persons). Only 10% of each participant's long-term incentive opportunity will be represented by these awards. At present the Committee expects to make awards of Restricted Stock every three years.

     Awards of performance-based stock options, with the term of the option being linked to the Company's achievement against a target cumulative earnings per share figure for the three-year period following the award. These awards will be granted to executive officers at Furniture Brands International and senior-level officers of its operating companies (currently 21 persons). 40% of a participant's long-term incentive opportunity will be represented by these awards. At present the Committee expects to make awards of performance-based options every other year.

     Awards of stock options. Annual grants will be made to persons who are officers of Furniture Brands International or of its operating companies (currently 88 persons), and periodic awards will be made to other employees who are not officers but who make a meaningful contribution to the increased value of the Company (currently 108 persons).

     Pursuant to this grant structure, in January 2001, Messrs. Burgette, Foy, Howard and Pfaff received 29,600, 28,700, 25,000, and 35,500 regular stock option grants and performance stock option grants, respectively, at $24.0625 per share. On October 25, 2001, upon Board approval of the extension to his employment agreement, Mr. Holliman received an additional 65,000 stock option grant at $22.455 per share. All grants were at the market price on the date of grant. We determined the size and terms of all awards subjectively based on the position, responsibilities and individual performance of Messrs. Holliman, Burgette, Foy, Howard and Pfaff, and based upon the recommendations of Towers Perrin.

Limits on Tax Deductibility of Executive Compensation

     Under Section 162(m) of the Internal Revenue Code, the Company is generally precluded from deducting compensation in excess of $1 million per year for its Chief Executive Officer and any of its next four highest-paid executive officers, unless the payments are made under qualifying performance-based plans. In years prior to 1997, in circumstances in which compensation may have exceeded that amount, any such compensation was deferred under the terms of a written agreement.

     In 1995, the Board of Directors adopted, and at the 1997 Annual Meeting you approved, the Furniture Brands Executive Incentive Plan. Under the Plan, we have awarded executive officers that we select a bonus conditioned upon their obtaining objective performance criteria that we establish. In 2001, the only named executive officer who participated in the Plan was Mr. Holliman.

     We generally intend to pursue a strategy of maximizing the deductibility of compensation paid to executives. This includes applying the Furniture Brands Executive Incentive Plan and similar plans at the Furniture Brands International operating companies, to executives whose compensation for a given year can reasonably be expected to exceed $1 million.

Conclusion

     We believe the Furniture Brands International compensation programs are well structured and will serve your interests as stockholders. These programs allow the Company to attract, retain and motivate exceptional management talent and to compensate executives in a manner that reflects their contribution to both the short- and long-term performance of the Company. We will continue to emphasize performance-based compensation programs that we believe positively affect stockholder value.

     Submitted by the Executive Compensation and Stock Option Committee of the Furniture Brands International Board of Directors.

Albert E. Suter, Chairman                   Donald E. Lasater
Bruce A. Karsh                              Lee M. Liberman

Stock Options

     The following table contains information concerning stock option grants made during the year ended December 31, 2001, pursuant to the Furniture Brands 1999 Long-Term Incentive Plan ("1999 Plan").


                        OPTION GRANTS IN LAST FISCAL YEAR

                                        % of                                   Potential Realizable Value at
                       Number of        Total                                Assumed Annual Rates of Stock Price
                       Securiteis      Options      Exercise                   Appreciation for Option Term (b)
                       Underlying     Granted to       or                   --------------------------------------
                        Options        Employees    Base Price  Expiration
        Name           Granted #(a) in Fiscal Year    ($/Sh)      Date                5% ($)            10% ($)
--------------------- ------------- --------------- ----------- ------------ ----------------- -------------------

W.G. Holliman               65,000       6.8          22.455     10/25/11             917,917           2,326,188

D.R. Burgette               29,600       3.1         24.0625     01/25/11             447,931           1,135,142
                            29,600(c)    3.1         24.0625     01/25/11             447,931           1,135,142

J.T. Foy                    28,700       3.0         24.0625     01/25/11             434,311           1,100,628
                            28,700(c)    3.0         24.0625     01/25/11             434,311           1,100,628

D.P. Howard                 25,000       2.6         24.0625     01/25/11             378,320             958,735
                            25,000(c)    2.6         24.0625     01/25/11             378,320             958,735

C.J. Pfaff                               3.7         24.0625     01/25/11             537,214           1,361,404
                            35,500       3.7         24.0625     01/25/11             537,214           1,361,404
                            35,500(c)
--------------------

(a) The grants become exercisable in cumulative installments and at various dates during 2002-2005, subject to provisions of the 1999 Plan that would accelerate the exercisability in the event of a change of control of the Company. As defined, a change of control includes an acquisition by a person or group of 20% or more of the Common Stock or combined voting power, a change in the composition of at least a majority of the Board, or stockholder approval of a reorganization, merger or consolidation resulting in former stockholder's retaining 50% or less of the combined voting power.

(b) The value, if any, one may realize upon exercise of a stock option depends on the excess of the then current market value per share over the exercise price per share. There is no assurance that the values to be realized upon exercise of the stock options listed above will be at or near the amounts shown.

(c)  Stock option grants are  performance-based.  Performance  of the Company as determined by cumulative  earnings per share during the  three-year  period ending December 31, 2003 will determine how many of the options will retain their  ten-year  term and how many will be truncated to a three-year  term.
     The  performance  targets  applicable to these  options for the  three-year
     period  ending   December  31,  2003  were   determined  by  the  Executive
     Compensation and Stock Option Committee at the time of grant.

----------------


     The following table contains information concerning stock options exercised during the year ended December 31, 2001 and unexercised stock options held as of December 31, 2001 pursuant to the 1992 and 1999 Plans.



                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                                                             Number of Securities            Value of Unexercised
                                                            Underlying Unexercised           In-the-Money Options
                                                              Options at FY-End                  at FY-End (a)
                                 Shares
                                Acquired        Value
                                   on         Realized      Exercisable    Unexercisable    Exercisable    Unexercisable
            Name               Exercise #         #              #               #               $               $
----------------------------- -------------- ------------ ---------------- -------------- ---------------- ---------------

W.G. Holliman                       100,000    2,477,400          540,000        140,000        8,646,438       1,898,225

D.R. Burgette                             0            0          128,050        147,550        2,324,780       1,662,092

J.T. Foy                             45,000      962,640          156,500        141,900        2,703,869       1,356,044

D.P. Howard                          40,000    1,017,680          114,200        111,600        2,168,252       1,038,095

C.J. Pfaff                           25,000      515,425          130,100        161,900        2,145,458       1,570,794

------------

(a)  Based on the $32.02 per share  closing price of the Common Stock on the New
     York Stock Exchange on December 31, 2001.

 ------------

Retirement Plans

     Messrs. Holliman and Howard are participants in that segment of the Furniture Brands Retirement Plan which applies to corporate office employees. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement are equal to the sum of 1.1% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by credited service up to a maximum of 35 years and 0.45% of final average compensation in excess of "covered compensation" as defined by the IRS multiplied by credited service up to a maximum of 35 years, without deduction for Social Security benefits. In addition, Mr. Holliman was a participant, and has a frozen benefit, in the segment of the Furniture Brands Retirement Plan which applies to employees of Lane Furniture Industries, Inc. as described below for Mr. Foy. Mr. Holliman has fourteen years of credited service under the corporate office plan and 27 years under the Lane plan segment, which service includes service with Lane prior to its acquisition by the Company. Mr. Holliman has estimated annual benefits payable at retirement from these plans, including benefits payable from supplemental plans as described below, of $324,757, assuming continuation of current covered compensation. Mr. Howard has 16 years of credited service under the plan and has estimated annual benefits payable at retirement, including benefits payable from supplemental plans as described below, of $218,829, assuming continuation of current covered compensation.

     Mr. Foy is a participant in that segment of the Furniture Brands Retirement Plan which applies to employees of Lane Furniture Industries, Inc. and its subsidiaries. The plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on a straight life annuity, annual benefits at normal retirement are equal to the sum of 0.65% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration and 0.65% of the said average in excess of the greater of (i) $10,000 or (ii) 50% of "covered compensation" as defined by the IRS, multiplied by years of credited service (not to exceed 35 years), without deduction for Social Security benefits. Mr. Foy has 16 years credited service under the plan, and estimated annual benefits at normal retirement, including benefits payable from supplemental plans as described below, of $242,700. Offsets due to Social Security benefits have not been considered.

     Mr. Pfaff is a participant in that segment of the Furniture Brands Retirement Plan which is applicable to employees of Thomasville Furniture Industries, Inc. The Plan is a noncontributory, defined benefit pension plan designed to provide retirement benefits upon normal retirement at age 65. Covered remuneration is base salary and incentive compensation and, based on straight life annuity, annual benefits at normal retirement are the sum of 1.4% of final average compensation (the highest five consecutive calendar years of the last 10 years) multiplied by total Thomasville service; less 1.4% of Primary Social Security benefits multiplied by total Thomasville service with a maximum offset of 50% of Social Security benefits. Mr. Pfaff has two years of credited service under the plan and estimated annual benefits at normal retirement, including benefits payable from supplemental plans as described below, of $122,853. Offsets due to Social Security benefits have not been considered. Mr. Pfaff also has a profit sharing account balance associated with his prior service with Broyhill.

     Mr. Burgette is an active participant in the Broyhill Furniture Industries, Inc. Profit Sharing Retirement Plan. His 2000 plan contribution is reflected in the Summary Compensation Table, above. Until January 1, 1999, Mr. Burgette was a participant in that segment of the Furniture Brands Retirement Plan that applies to employees of Lane Furniture Industries, Inc. as described above for Mr. Foy. Mr. Burgette also has a benefit payable at normal retirement from supplemental plans as described below.

     Benefits payable pursuant to provisions of Company-sponsored retirement plans may be limited by applicable laws and regulations. Supplemental retirement plans have been adopted providing for payments from general funds to certain executives, including the Chairman of the Board and Named Executive Officers, of any retirement income that would otherwise be payable pursuant to the retirement plans in the absence of any such limitations. With respect to Messrs. Foy and Burgette, the supplemental plans provide for payments, commencing at age 65 after 30 or more years service, equal to the differences, if any, between (i) the total of the straight life annuities from their base retirement plans plus social security benefits and (ii) 50% of an average of the highest five consecutive years (of the last 10 years) of covered remuneration.

Incentive Agreements

     Each of the Named Executive Officers, is a participant in an annual incentive compensation plan under which the officer may earn a bonus during and payable following the close of the calendar year ending December 31, 2002, contingent upon the achievement of certain financial objectives by the Company as a whole for Mr. Holliman and Mr. Howard and by their respective operating companies for Messrs. Burgette, Foy and Pfaff.

Performance Graph

     The following graph shows the cumulative total stockholder returns (assuming reinvestment of dividends) following assumed investment of $100 in shares of the Common Stock that were outstanding on December 31, 1996. The indices shown below are included for comparative purposes only and do not necessarily reflect the Company's opinion that such indices are an appropriate measure of the relative performance of the Common Stock. The Dow Jones U.S. Home Construction & Furnishings Index was formerly known as the Dow Jones Home Furnishings & Appliances Index.



================================================= ========== ========== ========== ========== ========== ==========

                                                  12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------

Furniture Brands International Common Stock o           100        146        195        157        150        229

------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------
                                             _
S&P 500 Index                               |_|          100        131        166        198        178        155

------------------------------------------------- ---------- ---------- ---------- ---------- ---------- ----------

Dow Jones U.S. Home Construction & Furnishings          100        141        152        125        133        175
Index                                        +
================================================= ========== ========== ========== ========== ========== ==========


II.           To Further Amend The Restated Certificate of Incorporation,
               To Increase The Number of Authorized Shares Of Common
                        Stock to Two Hundred Million From
                               One Hundred Million


     The Board of Directors unanimously recommends the adoption of an amendment to the Restated Certificate of Incorporation, as amended, ("Restated Certificate") to increase the number of authorized shares of Common Stock, without par value, to two hundred million from one hundred million.

     At February 28, 2002, there were 60,618,564 shares of Common Stock issued and outstanding, in the Company's treasury and reserved for issuance pursuant to the Company's incentive plans. Therefore, at February 28, 2002, the Company had 39,381,436 authorized, unissued and unreserved shares of Common Stock.


     Increasing the authorized Common Stock at this time will enable the Company to have available authorized Common Stock to issue in a stock split, in the acquisition of attractive businesses and properties and for other proper corporate purposes should the need arise. However, at the present time there are no plans, negotiations or agreements with respect to the use of the proposed increased number of shares of Common Stock.

     The proposal would be implemented by deleting the first sentence of Article FOURTH of the Restated Certificate, and inserting the following in lieu thereof:

          "The total number of shares of capital stock of all classes which this Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000) shares, all of such shares shall be without nominal or par value; and Ten Million (10,000,000) shares shall be Preferred Stock and Two Hundred Million (200,000,000) shares shall be Common Stock."

     In all other respects, the Restated Certificate as further amended above, would be identical to the existing Restated Certificate. As in the past, Common Stock could be issued for such consideration as may be fixed, from time to time, by the Board of Directors without further authorization by the stockholders and upon its issuance no Company stockholder would be entitled, as such, as a matter of right, to subscribe for or to purchase any part of such issue.

     The Restated Certificate presently contains provisions: limiting the ability of any person owning more that 10% of the outstanding voting stock of the Company to effect certain transactions with the Company unless approved by a majority of disinterested directors and, if the transaction is required to be approved by stockholders under applicable law, by the holders of a majority of shares voting on such transaction not owned by such 10% holder. The Restated Certificate also requires that stockholder action be taken only during a duly called meeting of such stockholder.

     Further, the Company has issued a dividend of one preferred share purchase right (a "Right") on each share of Common Stock that entitles the holders to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock , no par value, (the "Preferred Stock") of the Company at an exercise price of $135.00 per one one-hundredth of a share of Preferred Stock. The Rights become exercisable if a person or group acquires 15% or more or commences a tender offer for 15% or more of the Common Stock of the Company without the prior written consent of the Board of Directors of the Company. If the Rights become exercisable each holder of a Right other than the 15% holder would be entitled to buy additional shares of the Common Stock of the Company at half the current market price. Upon a merger or similar transaction between the Company and a party owning 15% or more of the Common Stock, each Right, other than those held by the acquiring party, entitles the holder effectively to purchase $270 worth of the shares of the surviving company for $135, a 50% discount. The Company may redeem the Rights at one cent per Right at any time before any person or group has acquired 15% or more of the Common Stock.

     Although the purposes of the Board in proposing this amendment are as stated above, and neither the Board nor management is aware of any pending or proposed effort to take control on the Company or to change its management, the authorized but unissued Common Stock and Preferred Stock could be used by the Board to make more difficult a change in control by decreasing the percentage of share ownership of persons seeking to obtain control.

     Adoption of the amendment, other provisions of the Restated Certificate, and the rights plan may render the Company less vulnerable to an attempted takeover or to the removal of incumbent management.

     Vote Required. Approval of the proposal to further amend the Restated Certificate to increase the number of authorized shares of Common Stock requires the affirmative votes of the holders of a majority of the outstanding shares entitled to vote at the meeting.


The Board of Directors unanimously recommends a VOTE FOR the proposal.

III.                         To Further Amend
                    The Furniture Brands International, Inc.
                          1999 Long-Term Incentive Plan
             To Increase the Number of Shares Reserved for Issuance

     On January 29, 1999, the Board adopted the Furniture Brands International, Inc. 1999 Long-Term Incentive Plan (the "1999 Plan"). The number of shares reserved for issuance was 2,250,000. The 1999 Plan was approved by the stockholders on April 29, 1999.

     To insure that a sufficient number of shares will continue to be available to meet the stated purposes of the 1999 Plan, the Board, on January 24, 2002, adopted, conditioned upon stockholders' approval, an amendment to the 1999 Plan to increase the number of shares reserved for issuance from 2,250,000 to 4,950,000 shares of Common Stock. No determination has been made as to the key employees, if any, to whom grants of the additional shares or options to purchase the additional shares may be made under the 1999 Plan, but all key employees, including those name in the Summary Compensation Table, above, and other executive officers and outside directors will be eligible. Currently approximately 200 key employees are participating in the Plan. To effect the amendment, the number "2,250,000" in the first sentence of Section 4(a) of the 1999 Plan will be deleted and the number "4,950,000" will be substituted therefore. The remaining terms and conditions of the 1999 Plan remain in full force and effect. The closing price of one share of Common Stock, as reported on the New York Stock Exchange on February 28, 2002 was $38.15.


     The 1999 Plan is administered by the Executive Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company. The Committee is determined by the Board but must consist of two or more non-employee directors. The Committee has the authority, subject to the provisions of the 1999 Plan, to determine the individuals to whom and the times at which awards shall be made, the number of shares subject to each award and the terms and provisions of each award.

     Incentive and non-qualified options to purchase shares of Common Stock may be granted under the 1999 Plan. The purchase price of options, except for options awarded to replace pre-existing compensation or benefit programs, must be at least 100% of the fair market value of the shares subject to the option on the date of grant. Option prices are payable in full upon the exercise of a stock option and the proceeds are added to the general funds of the Company. The Committee will fix the term of each option at the time of award, but no option may be exercisable after the expiration of ten years from the date of the award. Options will be exercisable at such time or times, and subject to such restriction and conditions, as the Committee shall determine. No option may be exercisable before the first anniversary date of the award.

     Generally, stock options may be exercised only during the term of employment or within three months following termination of employment. In the event of the death of an optionee while employed, stock options may be exercised within one year of such death. In the event of an optionee's termination by reason of disability stock options may be exercised within one year of termination. In the event of retirement of an optionee stock options may be exercised within three years of retirement. Each stock option will be non-transferable otherwise than by will or the laws of descent and distribution except that the Committee may authorize all or part of an option to be granted on terms which permit transfer to immediate family members, trusts for the exclusive benefit of immediate family members or partnerships in which immediate family members are the only partners.

     The 1999 Plan authorizes the award of Stock Appreciation Rights, either on a free-standing basis or in tandem with a stock option grant. A Tandem Stock Appreciation Right gives the option holder the right to surrender the related stock option and to receive from the Company cash or shares equal to the excess of the fair market value per share on the date the right is exercised over the exercise price of the related option. A Free-Standing Stock Appreciation Right gives the participant the right to receive from the Company cash or shares equal to the excess of the fair market value per share on the date the right is exercised over a base price established at the time of the award. Stock Appreciation Rights may be payable in cash or shares or in any combination thereof.

     Performance Shares may also be awarded under the 1999 Plan. Performance Shares represent the right to receive future payment contingent on both continuation of service with the Company and the achievement of specified performance objectives which are established at the time of the award. No shares will be issued at the time of the award, but the award will represent the right to receive payment if the performance objectives are achieved over a period of at least three years. Payment for Performance Shares may be in cash, shares, stock equivalent units or in any combination thereof.

     Awards of Restricted Stock may be made under the 1999 Plan. Each award of Restricted Stock will constitute an immediate transfer of shares to the participant in consideration of the performance of services, entitling each participant to voting, dividend and other ownership rights. Awards are forfeited if the participant resigns or is discharged, with or without cause, within the restriction period which shall be no less than three years.

     In the event of a Change of Control, as defined in Section 11 of the 1999 Plan, all outstanding stock options and Stock Appreciation Rights shall become fully exercisable, participants holding Performance Shares shall be entitled to receive such shares as if the specified periods had elapsed and the performance objectives had been fully achieved and the restriction period applicable to outstanding Restricted Stock shall be deemed to be satisfied.

     Jerry Lybarger, Esq., General Counsel of the Company, has advised that the federal income tax consequences with respect to awards under the 1999 Plan are as follows:



(1) with respect to incentive stock options: grants and exercises thereof are not taxable events; but upon the subsequent disposition of the shares acquired in an exercise, the optionee realizes, as long-term capital gain or loss, the difference between the sale price and the option price, provided the shares are held by the optionee for one year after the date of the exercise; but if the shares are disposed of before the expiration of the one-year holding period, the optionee realizes ordinary compensation income at the time of the disposition limited to the lesser of (a) the gain, if any, or (b) the excess of the fair market value of the shares at the time the option was exercised over the option price, and the Company is entitled to a deduction equal to the ordinary compensation income realized by the optionee;

(2) with respect to non-qualified stock options: grants thereof are not taxable events; but upon exercise the optionee realizes ordinary compensation income in the amount that the fair market value of the shares so acquired exceeds the option price and the Company is entitled to a deduction equal to the ordinary compensation income realized by the optionee.

(3) with respect to Restricted Stock Awards: grants thereof are not taxable events; but the fair market value of the shares are taxed as ordinary compensation on the date the restriction lapses and the Company is entitled to a deduction equal to the ordinary compensation realized by the employee; and

(4) with respect to Performance Shares and Stock Appreciation Rights: grants thereof are not taxable events; but the payments are taxed as ordinary compensation when made, and the Company is entitled to a deduction equal to the ordinary compensation income realized by the employee.

     For the reasons stated in the Report of the Executive Compensation and Stock Option Committee, the Board of Directors strongly supports approval of this Plan.

     Vote required. Approval of the proposal to further amend the Furniture Brands International, Inc. 1999 Long-Term Incentive Plan to increase the number of shares reserved for issuance requires the affirmative votes of the holders of a majority of the outstanding shares entitled to vote during the annual meeting.

The Board of Directors unanimously recommends a VOTE FOR the proposal.

Independent Accountants

     The selection by the board of KPMG LLP, certified public accountants, as independent auditors for the calendar year ending December 31, 2001, was ratified by the stockholders during the annual meeting on April 26, 2001. Upon recommendation of its Audit Committee, the Board has continued the engagement of KPMG LLP as independent auditors for 2002. A formal statement by representatives of KPMG LLP is not planned for the annual meeting on April 25, 2002; however, as in years past, such representatives are expected to be present during the meeting and to be available to respond to appropriate questions.

IV.  Stockholder Proposals

     Neither the Board nor management knows of any matters other than those items set forth above that will be presented for consideration during the 2002 annual meeting. However, if other matters should properly come before the meeting, it is intended that the persons named in the proxies will vote, act and consent in accordance with their best judgment with respect to any such matters.

     Stockholder proposals submitted for inclusion in the Company's proxy materials for the 2003 annual meeting should be addressed to the Secretary of the Company and must be received at the Company's executive offices no later than November 14, 2002. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy form in accordance with SEC regulations governing the solicitation of proxies.

                                      By order of the Board of Directors

                                      /s/ Lynn Chipperfield

                                          Lynn Chipperfield,
                                          Senior Vice-President, Secretary
                                          and Chief Administrative Officer

St. Louis, Missouri, March 15, 2002

     _                                  _
    |_| Mark, Sign, Date and           |_|
        Return the Proxy Card    Votes must beindicated
        Promptly Using the      (x) in Black or Blue ink.
        Enclosed Envelope.


        1.  ELECTION OF DIRECTORS

                                                                                                         FOR    AGAINST   ABSTAIN
                                                                      II.  Further amendment of the
        FOR       _         WITHOLD        _                     _         Restated Certificate of          _       _       _
        ALL      |_|        FOR ALL       |_|     EXCEPTIONS    |_|        Incorporation                   |_|     |_|     |_|

        Nominees:  K.B. Bell, W.G. Holliman, B.A. Karsh,             III. Further amendment of the          _       _       _
        D.E. Laster, L.M.Liberman, R.B. Loynd and A.E. Suter              Furniture Brands International,  |_|     |_|     |_|
                                                                          Inc. 1999 Long-Term Incentive
                                                                          Plan
        (INSTRUCTION:  To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
                                                                      IV.  In their discretion, upon such
                                                                           other matters as may properly
                                                                           come before the meeting.
        Exceptions*                                                                                                      _
                    ----------------------------                         To change your address, please mark this box.  |_|

                                                                      Please sign exactly as name appears hereon.  Executors,
                                                                      Administrators, Trustees, etc. should so indicate.

                                                                    Date    Share Owner sign here              Co-Owner sign here
                                                                    -----------------------------------     ----------------------
                                                                   /       /                          /    /                     /
                                                                   -----------------------------------      ---------------------


-------------------------------------------------------------------------------------------------------------------



                                      FURNITURE BRANDS INTERNATIONAL, INC.
                                 Proxy for 2002 Annual Meeting of Stockholders
                              Proxy Solicited on Behalf of the Board of Directors

                           The undersigned  hereby appoints R.B. Loynd, W.G. Holliman and L.  Chipperfield,  and  each of  them,  with  power of
                           substitution,   proxy  or   proxies   to   represent   the
                           undersigned,  and to vote all  shares of Common  Stock the undersigned  would  be  entitled  to vote,  at the  Annual
                           Meeting    of    Stockholders    of    Furniture    Brands
                           International,  Inc. to be held on April 25, 2002,  and at any adjournment  thereof,  upon the items set forth in the proxy statement for the meeting and identified below.

                           The Board of Directors recommends a vote FOR the election
                                 of all directors and FOR all other proposals.


                         (Continued,  and to be  signed  and dated on the reverse side)


                                           FURNITURE BRANDS INTERNATIONAL, INC.
                                           P.O. BOX 11246
                                           NEW YORK, N.Y.  10203-0246


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